Exhibit 99.1
.

News Release

National Penn Bancshares, Inc. Announces Completion of
TF Financial Corporation Acquisition and
Results of Cash/Stock Elections

Allentown, Pa. October 24, 2014 -- National Penn Bancshares, Inc. (Nasdaq: NPBC) (“National Penn”) announced that on October 24, 2014, it completed the acquisition of TF Financial Corporation (“TF Financial”), parent company of 3rd Fed Bank.

National Penn also announced the results of the cash/stock elections made by shareholders of TF Financial. Under the terms of the merger agreement, TF Financial shareholders were given the option to receive either $42.00 in cash or 4.22 shares of National Penn stock, based on their election. All elections were subject to the allocation and proration procedures set forth in the merger agreement so that 40% of the outstanding shares of TF Financial common stock immediately prior to the merger were converted into the cash consideration and 60% of the outstanding TF Financial shares were converted into the common stock consideration.

The results of the elections made by TF Financial shareholders are as follows:

Stock Elections: TF Financial shareholders who made a stock election for their common shares will receive 4.22 shares of National Penn common stock for each of their TF Financial stock election shares.

Cash Elections: Cash elections were oversubscribed and therefore subject to the allocation and proration procedures specified in the merger agreement. As a result, TF Financial shareholders who made a cash election for their common shares, will receive $42.00 in cash for 59.6173% of their shares and 4.22 shares of National Penn common stock for 40.3827% of their shares.

No-Election Shares: TF Financial shareholders who did not make a valid election will receive 4.22 shares of National Penn common stock for each of their TF Financial common shares.

Under the merger terms, cash will be issued in lieu of fractional shares.

Shareholders will be notified separately of their individual election results. Please contact Computershare, the exchange agent, at 1.800.546.5141, for more information regarding individual election results.

Media Contact:    Jacklyn Bingaman, Marketing
(610) 674-1325 or jacklyn.bingaman@nationalpenn.com

Investor Contact:    Michelle H. Debkowski, Investor Relations
(484) 709-3255 or michelle.debkowski@nationalpenn.com

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About National Penn Bancshares, Inc.

National Penn Bancshares, Inc., with approximately $9.4 billion in assets, is a bank holding company headquartered in Allentown, Pennsylvania.  National Penn Bank operates 127 branch offices comprising 119 branches in Pennsylvania, seven branches in New Jersey, and one branch in Maryland.

National Penn’s financial services affiliates are National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; Institutional Advisors LLC; and National Penn Insurance Services Group, Inc., including its Higgins Insurance and Caruso Benefits Group divisions.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Cautionary Statement Regarding Forward-Looking Information
This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” ”could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: difficult conditions in the capital markets and the economy generally, regulatory requirements or other actions mandated by National Penn’s regulators, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate (including the Dodd-Frank Act and regulations adopted or to be adopted to implement that Act), delayed improvement in the credit quality of loans, the effect of credit risk exposure, the ability to strategically manage our capital position and to raise capital, allowance for loan losses may prove inadequate, variations in interest rates, unanticipated costs from our corporate relocation plan, the geographic concentration of National Penn’s operations, declines in the value of National Penn’s assets and the effect of any resulting impairment charges, competition for personnel and from other financial institutions, interruptions or breaches of National Penn’s security systems, the development and maintenance of National Penn’s information technology, potential dilution of National Penn’s shareholders, the ability of National Penn and its subsidiaries to pay dividends, severe weather and natural disasters, and the nature and frequency of litigation and other similar proceedings to which National Penn may be a party. Additional risks, uncertainties and other factors relating to the acquisition of TF Financial Corporation include, but are not limited to: expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; the parties are unable to successfully implement integration strategies; and diversion of management time on merger-related issues. These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.